UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 15, 2005

(November 11, 2005)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. EVANGELINE THRUWAY

CARENCRO, LOUISIANA 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On November 11, 2005, OMNI Energy Services Corp. (“OMNI”) entered into a Common Stock Purchase Agreement (“Purchase Agreement”) with Fusion Capital Fund II, LLC (“Fusion Capital”). Pursuant to the terms of the Purchase Agreement, Fusion Capital has agreed to purchase up to $12,500,000 of OMNI’s common stock over a period of 25 months, subject to earlier termination at OMNI’s discretion. The purchase price per share of the common stock varies depending on the market price of OMNI’s common stock and is determined pursuant to a formula set forth in the Purchase Agreement, provided that the purchase price will not be less than $2.39 per share. OMNI has the right to control the timing and amount of shares sold to Fusion Capital, if any. OMNI also has the right to terminate the Purchase Agreement at any time without cost. Under the Purchase Agreement, Fusion Capital is prohibited from engaging in any direct or indirect short selling or hedging resulting in a net short position. From November 11, 2005 and until 30 days after Fusion Capital has purchased $12,500,000 of OMNI’s common stock, OMNI may, at its discretion, elect to enter into an additional Common Stock Purchase Agreement with Fusion Capital for the purchase of $12,500,000 of additional OMNI common stock over a period of 25 months.

In connection with the Purchase Agreement, OMNI also entered into a Registration Rights Agreement dated as of November 11, 2005, pursuant to which OMNI has agreed to file a registration statement with the Securities and Exchange Commission covering the shares which are issued or may be issued to Fusion Capital under the Purchase Agreement. Once the conditions to closing in the Purchase Agreement are satisfied, including, but not limited to, the Securities and Exchange Commission declaring the registration statement covering the shares effective, OMNI has the right to sell to Fusion Capital up to $25,000 of OMNI’s common stock each trading day during the term of the Purchase Agreement. The amount may be increased by OMNI based upon increases in the price of OMNI’s common stock. In addition, OMNI has the right to direct Fusion to purchase up to $1,000,000 of OMNI’s common stock in a block purchase if certain conditions set forth in the Purchase Agreement are satisfied.

OMNI anticipates using the proceeds from this financing for acquisitions, reduction of OMNI’s indebtedness and for working capital purposes.

The foregoing description of the Purchase Agreement and Registration Rights Agreement is qualified in its entirety by reference to the full text of both the Purchase Agreement and Registration Rights Agreement, a copy of each are attached to this Current Report on Form 8-K as Exhibit 10.1 and 4.1, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities

In connection with entering into the Purchase Agreement, OMNI issued to Fusion Capital 177,000 shares of its common stock which shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
4.1	Registration Rights Agreement, dated as of November 11, 2005, between OMNI Energy Services Corp. and Fusion Capital Fund II, LLC

10.1	Common Stock Purchase Agreement, dated as of November 11, 2005, between OMNI Energy Services Corp. and Fusion Capital Fund II, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: November 15, 2005

	By:	/s/ G. Darcy Klug
G. Darcy Klug
Executive Vice President